U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2007

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in June 2007, Emeritus entered into definitive agreements to acquire nine communities from Wegman/Manor Number One, LLC, Wegman/Manor Number Two, LLC, Wegman/Manor Number Three, LLC, and Wegman/Manor Number Four, LLC (Wegman).  The nine communities consisting of 733 units are located in the state of New York.  The aggregate purchase price was $88.0 million, excluding closing costs.  The Company formerly operated the nine communities under long-term leases with Wegman entities.

Item 1.02	Termination of a Material Definitive Agreement.

On August 31, 2007, we completed the acquisition of the nine Wegman communities mentioned above.  Emeritus leased these communities from Wegman and affiliates under nine individual leases dated September 1, 1996, as amended.  We accounted for the nine communities as operating leases with straight-line rent prior to the acquisition. The annual base rent for the nine communities was approximately $5.8 million as of the closing date.  As a result of this asset purchase transaction, the Wegman leases were terminated.  Upon termination of the leases, the deferred rent payable balance of approximately $2.3 million will be recorded as an adjustment to the carrying amount of the assets purchased.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The acquisition was financed in part by Red Mortgage Capital, Inc. (Red Mortgage) through fixed rate mortgage debt of approximately $67.8 million at an annual interest rate of 6.185% for a term of seven years, pursuant to a series of Loan Agreements dated August 31, 2007, by and between affiliates of Emeritus and Red Mortgage.  Monthly interest-only payments on the loan are due for the first two years and thereafter, monthly payments of principal and interest will be based on a 30-year amortization schedule.  The balance on the loan is due in full in August 2014.  The indebtedness outstanding under the Red Mortgage loans may be accelerated under customary circumstances, including payment defaults.  The loan is secured by all real, personal, and intangible assets used in the operation of the nine communities.

Item 8.01                      Other Events

The Company issued a press release on  September 4, 2007, announcing the purchase of nine communities.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated September 4, 2007, EMERITUS COMPLETES ACQUISITION OF NINE COMMUNITIES – Company Closes on 53 Communities in the Third Quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 4, 2007		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated September 4, 2007, EMERITUS COMPLETES ACQUISITION OF NINE COMMUNITIES – Company Closes on 53 Communities in the Third Quarter.